NETSTREIT REPORTS THIRD QUARTER 2021 FINANCIAL AND OPERATING RESULTS

– Completed $94.3 Million of Gross Investment Activity –

– $18.8 Million of Dispositions Further Strengthens Portfolio Foundation –

– $90.9 Million of Net Acquisitions Completed Subsequent to Quarter End, Resulting in Increased 2021 Net Acquisition Guidance –

Dallas TX – October 28, 2021 – NETSTREIT (NYSE: NTST) (the “Company”), today announced financial and operating results for the third quarter ended September 30, 2021.

THIRD QUARTER 2021 HIGHLIGHTS

•Reported net income per share of $0.07, Core Funds from Operations (“Core FFO”) per share of $0.221 and AFFO per share of $0.241 (see non-GAAP reconciliation attached)

PORTFOLIO UPDATE

As of September 30, 2021, the NETSTREIT portfolio was comprised of 290 leases2, contributing $59.8 million of annualized base rent3, with a weighted-average remaining lease term of 10.0 years, of which 70.5% were with investment grade rated tenants and 14.5% were with tenants with investment grade profiles4. The portfolio was 100.0% occupied as of September 30, 2021.

INVESTMENT ACTIVITY

During the quarter ended September 30, 2021, the Company acquired 26 properties for approximately $90.1 million at an initial cash capitalization rate of 6.2%, inclusive of closing costs. A majority of these acquisitions closed late in the third quarter, resulting in the Company owning the assets for an average of approximately seven days during the quarter. Acquisitions completed during the quarter had a weighted-average remaining lease term of 12.4 years, and 74.8% of the properties were occupied by investment grade rated tenants with an additional 15.0% occupied by tenants with investment grade profiles. During the third quarter, the Company also provided $4.2 million of development funding, including funding to support a new development for an investment grade profile tenant and a future build-to-suit development.

The Company completed four strategic dispositions in the third quarter for $18.8 million in total contractual sales proceeds, which equated to a 6.3% cash capitalization rate. The dispositions provided diversification benefits, reducing the Company's exposure to casual dining and banking, to 0.9% and 0.7%, respectively, and also allowed the Company to capitalize on the improved outlook for a cyclical RV sales tenant category.

The Company's net investment activity for the third quarter was $75.5 million. The transaction activity increased total tenant count from 59 to 60 tenants, adding Five Below (investment grade profile), OSF Urgent Care (A / A3), and DaVita (BB / Ba2) to the tenant roster. Additionally, the transaction activity increased the portfolio's geographic diversity to 40 states.

Subsequent to quarter end, the Company completed twelve acquisitions for $90.9 million, including closing costs.

“We are pleased with our performance this quarter and for the month of October, as we executed on $181.0 million of acquisitions to grow our ABR with high quality tenants and further diversify our tenant roster and industry mix. While the timing of transaction closings and higher than anticipated dispositions negatively impacted earnings for the quarter, leading to revised AFFO per share guidance, our primary focus remains on purposely improving the size and quality of our portfolio to generate sustainable growth in earnings and dividends, as demonstrated by our high quality credit metrics and increased investment guidance," said Mark Manheimer, Chief Executive Officer of NETSTREIT.

BALANCE SHEET AND LIQUIDITY

In September, the Company filed an automatically effective shelf registration with the Securities Exchange Commission and implemented an at-the-market ("ATM") offering program allowing the Company to issue and sell shares of its common stock in an aggregate amount of up to $250 million. The Company sold no shares through the ATM offering during the third quarter.

At quarter end, total debt outstanding was $192 million, with a weighted average term of 3.1 years and a quarter end contractual interest rate, including the impact of the fixed rate swap, of 1.35% (excluding the impact of deferred fee amortization). The Company’s net debt to annualized adjusted EBITDA ratio was 3.5x, and the ending cash balance was $28 million.

DIVIDEND

On October 26, 2021, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share for the fourth quarter of 2021, which will be paid on December 15, 2021 to shareholders of record on December 1, 2021.

2021 OUTLOOK

The Company is revising its full year 2021 AFFO per share guidance in the range of $0.93 to $0.95 per share, primarily as a result of higher than anticipated disposition activity, as well as acquisition timing, in the third quarter. This AFFO guidance is based on the following assumptions:

•For full year 2021, the Company is increasing its net acquisition activity, inclusive of dispositions, to be at least $400 million
•The Company expects cash G&A to be at the top end of the previously provided range of $11.0 to $12.0 million, which includes recurring transaction costs, and expects non-cash compensation expense to be at the midpoint of the previously provided range of $3.0 to $4.0 million
•The Company expects cash interest expense, including unused line of credit facility fees, to be at the lower end of the previously provided range of $3.0 to $3.5 million, with no change to the previously provided $0.6 million of additional non-cash deferred financing fee amortization
•The Company expects taxes to be at the top end of the previously provided range of $0.2 to $0.3 million
•Full year 2021 diluted weighted average shares outstanding, which includes the impact of OP units, are expected to be in the range of 38 to 39 million shares

The Company does not provide guidance for net income (loss) per share, the most directly comparable GAAP measure to AFFO per share, and similarly cannot provide a reconciliation between its forecasted AFFO per share and the comparable GAAP measure without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company's control and may vary greatly between periods and could significantly impact future financial results.

EARNINGS WEBCAST AND CONFERENCE CALL

A conference call will be held on Friday, October 29, 2021 at 10:00 AM ET. During the conference call the Company’s officers will review third quarter performance, discuss recent events, and conduct a question and answer period.

The webcast will be accessible on the “Investor Relations” section of the Company’s website at www.NETSTREIT.com. To listen to the live webcast, please go to the site at least fifteen minutes prior to the scheduled start time to register, as well as download and install any necessary audio software. A replay of the webcast will be available for 90 days on the Company’s website shortly after the call.

The conference call can also be accessed by dialing 1-877-451-6152 for domestic callers or 1-201-389-0879 for international callers. A dial-in replay will be available starting shortly after the call until November 5, 2021, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13723474.

SUPPLEMENTAL PACKAGE

The Company’s supplemental package will be available prior to the conference call in the Investor Relations section of the Company’s website at www.investors.netstreit.com.

About NETSTREIT

NETSTREIT is an internally managed Real Estate Investment Trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT’s strategy is to create the highest quality net lease retail portfolio in the country with the goal of generating consistent cash flows and dividends for its investors.

Investor Relations
ir@netstreit.com
972-597-4825

(1) Per share amounts include weighted average common shares of 39,559,605, weighted average operating partnership units of 1,334,571 and weighted average effect of dilutive unvested restricted stock units of 439,403 for the three months ended September 30, 2021.
(2) Leases are individual properties with a distinct lease agreement in place, development activities where a lease is expected at a future date, or in the case of master lease arrangements each property under the master lease is counted as a separate lease.
(3) Annualized base rent, or ABR, is calculated by multiplying (i) cash rental payments (a) for the month ended September 30, 2021 (or, if applicable, the next full month's cash rent contractually due in the case of rent abatements, rent deferrals, recently acquired properties and properties with contractual rent increases, other than properties under development) for leases in place as of September 30, 2021, plus (b) for properties under development, the first full month's permanent cash rent contractually due after the development period by (ii) 12.
(4) Investment grade profile represents tenants with investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Moody's, or NAIC.

NON-GAAP FINANCIAL MEASURES

This press release contains non-GAAP financial measures, including FFO, Core FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, NOI, and Cash NOI. A reconciliation from net loss available to common shareholders to each non-GAAP financial measure, and definitions of each non-GAAP measure, are included below.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities and trends in our business, including trends in the market for single-tenant, retail commercial real estate, and our financial outlook. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and other reports filed with the SEC from time to time.  Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from the novel coronavirus (COVID-19). We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.

NETSTREIT CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(Unaudited)

	September 30,	December 31,
	2021	2020
Assets
Real estate, at cost:
Land	$257,034	$189,373
Buildings and improvements	533,927	358,360
Total real estate, at cost	790,961	547,733
Less accumulated depreciation	(24,184)	(10,111)
Property under development	9,472	—
Real estate held for investment, net	776,249	537,622
Assets held for sale	138	14,802
Cash, cash equivalents and restricted cash	27,644	92,643
Lease intangible assets, net	109,403	75,024
Other assets, net	14,071	5,724
Total assets	$927,505	$725,815
Liabilities and equity
Liabilities:
Term loan, net	$174,274	$174,105
Lease intangible liabilities, net	22,150	16,930
Liabilities related to assets held for sale	—	399
Accounts payable, accrued expenses and other liabilities	9,158	6,308
Total liabilities	222,582	197,742
Commitments and contingencies
Equity:
Stockholders’ equity
Common stock, $0.01 par value, 400,000,000 shares authorized; 39,617,805 and 28,203,545 shares issued and outstanding, respectively	396	282
Additional paid-in capital	706,312	501,045
Distributions in excess of retained earnings	(28,326)	(7,464)
Accumulated other comprehensive income	2,187	235
Total stockholders’ equity	680,569	494,098
Noncontrolling interests	24,354	33,975
Total equity	704,923	528,073
Total liabilities and equity	$927,505	$725,815

NETSTREIT CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
Rental revenue (including reimbursable)	$15,603	$9,652	$41,333	$22,277
Operating expenses
Property	1,737	624	4,002	1,344
General and administrative	3,776	4,109	10,904	7,841
Depreciation and amortization	8,074	4,692	21,078	10,153
Provisions for impairment	—	363	3,539	1,773
Transaction costs	132	1,241	464	2,969
Total operating expenses	13,719	11,029	39,987	24,080
Other income (expense)
Interest expense, net	(895)	(1,018)	(2,693)	(3,815)
Gain on sales of real estate, net	1,955	54	2,452	1,070
Gain on forfeited earnest money deposit	—	—	—	250
Total other income (expense), net	1,060	(964)	(241)	(2,495)
Net income (loss) before income tax expense	2,944	(2,341)	1,105	(4,298)
Income tax expense	—	—	(50)	—
Net income (loss)	2,944	(2,341)	1,055	(4,298)
Net income (loss) attributable to noncontrolling interests	96	(263)	42	(799)
Preferred stock dividends	—	36	—	42
Net income (loss) attributable to common shareholders	$2,848	$(2,114)	$1,013	$(3,541)
Amounts available to common shareholders per common share:
Basic	$0.07	$(0.11)	$0.03	$(0.26)
Diluted	$0.07	$(0.11)	$0.03	$(0.26)
Weighted average common shares:
Basic	39,559,605	18,825,389	35,359,551	13,771,457
Diluted	41,333,579	18,825,389	37,108,425	13,771,457
Other comprehensive income (loss):
Net income (loss)	$2,944	$(2,341)	$1,055	$(4,298)
Change in value on derivatives, net	5	(128)	2,063	(128)
Total comprehensive income (loss)	$2,949	$(2,469)	$3,118	$(4,426)
Comprehensive income (loss) attributable to noncontrolling interests	95	(281)	153	(817)
Comprehensive income (loss) attributable to common shareholders	$2,854	$(2,188)	$2,965	$(3,609)

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO FFO, CORE FFO AND ADJUSTED FFO
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Net income (loss)	$2,944	$(2,341)	$1,055	$(4,298)
Depreciation and amortization of real estate	7,994	4,614	20,843	9,926
Provisions for impairment	—	363	3,539	1,773
Gain on sales of real estate, net	(1,955)	(54)	(2,452)	(1,070)
FFO	8,983	2,582	22,985	6,331
Adjustments:
Gain on forfeited earnest money deposit	—	—	—	(250)
144A and IPO transaction costs(1)	—	891	—	2,170
Core FFO	8,983	3,473	22,985	8,251
Adjustments:
Straight-line rental revenue	(244)	(387)	(707)	(1,417)
Amortization of deferred financing costs	157	157	471	464
Amortization of above/below market lease intangibles	(182)	(219)	(609)	(340)
Amortization of lease incentives	23	—	26	—
Capitalized interest expense	(24)	—	(38)	—
Non-cash compensation expense	1,025	1,753	2,623	1,753
AFFO	$9,738	$4,777	$24,751	$8,711

Weighted average common shares outstanding, basic	39,559,605	18,825,389	35,359,551	13,771,457
Weighted average operating partnership units outstanding	1,334,571	4,310,286	1,462,419	4,402,437
Weighted average dilutive securities	439,403	24,302	286,455	8,101
Weighted average common shares outstanding, diluted	41,333,579	23,159,977	37,108,425	18,181,995

FFO per common share, diluted	$0.22	$0.11	$0.62	$0.35
Core FFO per common share, diluted	$0.22	$0.15	$0.62	$0.45
AFFO per common share, diluted	$0.24	$0.21	$0.67	$0.48

RECONCILIATION OF NET LOSS TO EBITDA, EBITDAre AND ADJUSTED EBITDAre
(in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Net income (loss)	$2,944	$(2,341)	$1,055	$(4,298)
Depreciation and amortization of real estate	7,994	4,614	20,843	9,926
Amortization of above/below market lease intangibles	(182)	(219)	(609)	(340)
Amortization of lease incentives	23	—	26	—
Non-real estate depreciation and amortization	79	77	234	228
Interest expense, net	895	1,018	2,693	3,815
Income tax expense	—	—	50	—
EBITDA	11,753	3,149	24,292	9,331
Adjustments:
Provisions for impairment	—	363	3,539	1,773
Gain on sales of real estate, net	(1,955)	(54)	(2,452)	(1,070)
EBITDAre	9,798	3,458	25,379	10,034
Adjustments:
Straight-line rental revenue	(244)	(387)	(707)	(1,417)
Gain on forfeited earnest money deposit	—	—	—	(250)
144A and IPO transaction costs(1)	—	891	—	2,170
Non-cash compensation expense	1,025	1,753	2,623	1,753
Adjusted EBITDAre	$10,579	$5,715	$27,295	$12,290

RECONCILIATION OF NET LOSS TO NOI AND CASH NOI
(in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Net income (loss)	$2,944	$(2,341)	$1,055	$(4,298)
General and administrative	3,776	4,109	10,904	7,841
Depreciation and amortization	8,074	4,692	21,078	10,153
Provisions for impairment	—	363	3,539	1,773
Transaction costs	132	1,241	464	2,969
Interest expense, net	895	1,018	2,693	3,815
Gain on sales of real estate, net	(1,955)	(54)	(2,452)	(1,070)
Gain on forfeited earnest money deposit	—	—	—	(250)
Income tax expense	—	—	50	—
NOI	13,866	9,028	37,331	20,933
Straight-line rental revenue	(244)	(387)	(707)	(1,417)
Amortization of above/below market lease intangibles	(182)	(219)	(609)	(340)
Amortization of lease incentives	23	—	26	—
Cash NOI	$13,463	$8,422	$36,041	$19,176

NON-GAAP FINANCIAL MEASURES

FFO, Core FFO and AFFO

FFO is a non-GAAP financial measure defined by NAREIT as net income (computed in accordance with GAAP), excluding real estate-related expenses including, but not limited to, gains (losses) from sales, impairment adjustments, and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT.
Core FFO is a non-GAAP financial measure defined as FFO adjusted for gains from forfeited earnest money deposits and non-recurring public company costs. We believe the presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods because it removes the effect of unusual and non-recurring items that are not expected to impact our operating performance on an ongoing basis.

AFFO is a non-GAAP financial measure defined as Core FFO adjusted for GAAP net income related to non-cash revenues and expenses, such as straight-line rent, amortization of above- and below-market lease-related intangibles, amortization of lease incentives, capitalized interest expense, non-cash compensation expense, and amortization of deferred financing costs.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values historically have risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance. We further consider Core FFO and AFFO to be useful in determining funds available for payment of distributions. FFO, Core FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO, Core FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO, Core FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

FFO, Core FFO and AFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO, Core FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP. Further, FFO, Core FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO, Core FFO and AFFO.

EBITDA, EBITDAre and Adjusted EBITDAre

We compute EBITDA as earnings before interest, income taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses.

Adjusted EBITDAre is a non-GAAP financial measure defined as EBITDAre further adjusted to exclude straight-line rent, gains from forfeited earnest money deposits, non-recurring public company costs, representing consulting fees that we have incurred in preparing to become a public company and non-cash compensation expense.

We present EBITDA, EBITDAre and Adjusted EBITDAre as they are measures commonly used in our industry. We believe that these measures are useful to investors and analysts because they provide supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. We use EBITDA, EBITDAre and Adjusted EBITDAre as measures of our operating performance and not as measures of liquidity.

EBITDA, EBITDAre and Adjusted EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA, EBITDAre and Adjusted EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

NOI and Cash NOI

NOI and Cash NOI are non-GAAP financial measures which we use to assess our operating results. We compute NOI as net income (loss) (computed in accordance with GAAP), excluding general and administrative expenses, interest expense (or income), income tax expense, depreciation and amortization, gains (or losses) on sales of depreciable property, gain from forfeited earnest money deposits and real estate impairment losses. We further adjust NOI for non-cash revenue components of straight-line rent and amortization of lease intangibles and lease incentives to derive Cash NOI. We believe NOI and Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis.

NOI and Cash NOI are not measurements of financial performance under GAAP, and our NOI and Cash NOI may not be comparable to similarly titled measures of other companies. You should not consider our NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP.

(1) These expenses represent a subset of transaction costs as presented on the condensed consolidated statements of operations and comprehensive income (loss).